Exhibit 10.31

July 27, 2018

Stephen Tulipano

Dear Steve:

This letter (the “Agreement”) confirms the agreement between you and Aldeyra Therapeutics, Inc. (the “Company”) regarding the termination of your employment with the Company.

1.    Termination Date. Your employment with the Company will terminate on July 27, 2018 (the “Termination Date”). On or prior to the Termination Date, you and the Company shall execute the Consulting Agreement attached hereto as Exhibit A.

2.    Salary and Vacation Pay. On the Termination Date, the Company will pay you $17,938.52, less all applicable withholdings. This amount represents all of your salary earned through the Termination Date and all of your accrued but unused vacation time or PTO. You acknowledge that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.

3.    Severance Pay. Subject to you not revoking this Agreement as set forth in Section 16 below and in accordance with your offer letter, dated as of June 13, 2014 (the “Offer Letter”), the Company will on the first payroll date following the Effective Date: (i) commence paying you your current base salary for nine months in accordance with the Company’s standard payroll procedures, and (ii) will make a lump sum cash payment to you equal to $124,704 (which represents your target bonus for 2018), each less all applicable withholdings. If you breach any provision of this Agreement, you understand that no additional severance payments will be made.

4.    COBRA Premiums. You will receive information about your right to continue your group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) after the Termination Date. In order to continue your coverage, you must file the required election form. Subject to you electing COBRA continuation coverage and you not revoking this Agreement as set forth in Section 16 below, the Company shall pay you an amount equal to the Company share of group health plan monthly premiums until the earlier of (i) 9 months after the Termination Date or (ii) the date you become eligible for substantially equivalent health care coverage in connection with new employment or self-employment. Any such payments shall be reported as wages and subject to tax withholding.

5.    Option. On July 21, 2014, the Company granted you an option to purchase 67,642 shares of its Common Stock (the “2014 Option”) under the Company’s 2013 Equity Incentive Plan (the “Plan”). As of the Termination Date, you will be vested in all of the shares that are subject to the 2014 Option. Additionally, you were granted the following options under the Plan: on June 3, 2015, an option to purchase 25,000 shares of its Common Stock (the “2015 Option”); on March 16, 2016, an option to purchase 30,000 shares of its Common Stock

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July 27, 2018

(the “2016 Option”); on March 3, 2017, an option to purchase 220,980 shares of its Common Stock (the “2017 Option”); on March 6, 2018, an option to purchase 125,670 shares of its Common Stock (the “2018 Option” and collectively, with the 2015 Option, the 2016 Option and the 2017 Option, the “Options”). As of the Termination Date, you will be vested in 21,875 of the shares that are subject to the 2015 Option; 18,750 of the shares that are subject to the 2016 Option; 82,868 of the shares that are subject to the 2017 Option; and 18,327 of the shares that are subject to the 2018 Option. Each of the 2014 Option, the 2015 Option, the 2016 Option, the 2017 Option and the 2018 Option will be subject to the terms and conditions applicable to options granted under the Plan, as described in the Plan and the applicable Stock Option Agreement. The Options shall continue to vest pursuant to the terms and conditions of the Consulting Agreement. You acknowledge and agree that you have no rights to the Company’s capital stock except as described in this Section 5.

6.    Release of All Claims. In consideration for receiving the severance benefits described above, to the fullest extent permitted by law, you waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (together, the “Releasees”) with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Massachusetts G.L.c. 151B and all other state and federal laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement and does not bar any claim for indemnification as set forth in the Indemnification Agreement between you and the Company (the “Indemnification Agreement”).

7.    Exception. This Agreement does not (i) prohibit or restrict you from communicating, providing relevant information to or otherwise cooperating with the EEOC or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts, (ii) preclude the Employee from benefiting from class-wide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Employee’s receipt of any monetary benefit or substantial equivalent thereof or (iii) responding to any inquiry or investigation by any governmental agency or subdivision.

8.    Consideration Period. IN SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT: (A) YOU HAVE READ AND UNDERSTAND THIS AGREEMENT AND YOU ARE HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, (B) YOU HAVE SIGNED

July 27, 2018

THIS AGREEMENT VOLUNTARILY AND UNDERSTANDS THAT IT CONTAINS A FULL AND FINAL RELEASE OF ALL CLAIMS, AS SET FORTH IN SECTION 6 AGAINST THE RELEASEES AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, INCLUDING ALL RIGHTS AND CLAIMS YOU HAVE OR MAY HAVE UNDER ADEA; (C) YOU ARE NOT WAIVING ANY RIGHTS OR CLAIMS UNDER ADEA THAT ARISE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT; (D) YOU HAVE BEEN OFFERED AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THE MATTERS MEMORIALIZED IN THIS AGREEMENT, AND (E) YOU WILL, BY EXECUTING THIS RELEASE AGREEMENT, RECEIVE CONSIDERATION

9.    No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law.

10.    Other Agreements. At all times in the future, you will remain bound by your Proprietary Information and Inventions Agreement with the Company that you signed, a copy of which is attached as Exhibit B. You and the Company will also remain bound by the Indemnification Agreement. Except as expressly provided in this Agreement and the Consulting Agreement, this Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement. This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

11.    Company Property. You represent that you have returned to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company.

12.    Confidentiality of Agreement. You agree that you will not disclose to others the existence or terms of this Agreement, except that you may disclose such information to your spouse, attorney or tax adviser if such individuals agree that they will not disclose to others the existence or terms of this Agreement.

13.    No Disparagement. You agree that you will never make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by law.

14.    Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result.

15.    Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (other than its choice-of-law provisions).

July 27, 2018

16.    Revocation Period. You may revoke this Agreement in writing at any time during a period of seven (7) calendar days after the execution of this Agreement by the Employee (the “Revocation Period”). This Agreement shall become effective upon the expiration of the Revocation Period (the “Effective Date”); provided that the Employee has not revoked this Agreement before such time.

17.    Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Please indicate your agreement with the above terms by signing below.

Very truly yours,

Aldeyra Therapeutics, Inc.

By:	/s/ Todd Brady
CEO

I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future.

/s/ Stephen Tulipano
Signature of Stephen Tulipano

Dated: July 27, 2018

EXHIBIT A

CONSULTING AGREEMENT

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (the Agreement), effective as of the date of the last signature (the Effective Date), is entered into by Stephen Tulipano and ALDEYRA THERAPEUTICS, INC., a Delaware corporation with a place of business at 131 Hartwell Avenue, Suite 320, Lexington, MA 02421, USA (Company). Consultant and Company agree as follows:

1.    Services and Payment.

A.    ENGAGEMENT. COMPANY HEREBY ENGAGES CONSULTANT TO PROVIDE THE SERVICES ASSIGNED BY COMPANY FROM TIME TO TIME (THE SERVICES), AND CONSULTANT ACCEPTS SUCH ENGAGEMENT. THE COMPANY AND CONSULTANT HEREBY AGREE THAT PROVISION OF THE SERVICES SHALL CONSTITUTE CONTINUOUS “SERVICE” FOR PURPOSES OF THE OPTIONS (AS DEFINED ON SCHEDULE A). CONSULTANT AGREES TO USE BEST EFFORTS TO UNDERTAKE AND PROMPTLY COMPLETE THE SERVICES IN ACCORDANCE WITH THE DESCRIPTIONS AND SCHEDULES SPECIFIED THEREFOR. CONSULTANT WILL REPORT TO JOSHUA REED, THE CHIEF FINANCIAL OFFICER OF THE COMPANY.

B.    FEES AND EXPENSES. AS THE ONLY CONSIDERATION DUE CONSULTANT REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, CONSULTANT WILL CONTINUE TO VEST IN THE OPTIONS. SUBJECT TO REASONABLE DOCUMENTATION, COMPANY SHALL REIMBURSE CONSULTANT FOR ITS OUT-OF-POCKET EXPENSES REASONABLY INCURRED IN PROVIDING THE SERVICES; PROVIDED, THAT INDIVIDUAL EXPENSES IN EXCESS OF $250 MUST BE APPROVED IN ADVANCE IN WRITING BY COMPANY. PROMPTLY AFTER EXECUTION OF THIS AGREEMENT, CONSULTANT SHALL DELIVER TO COMPANY A PROPERLY COMPLETED AND DULY EXECUTED DEPARTMENT OF THE TREASURY IRS FORM W-9 OR, IF CONSULTANT IS A NON-U.S. PERSON, A DEPARTMENT OF THE TREASURY IRS FORM W-8BEN (OR OTHER APPROPRIATE FORM W-8).

2.    Intellectual Property.

a.    Inventions Assignment. Company owns all right, title and interest (including patent rights, copyright rights, trade secret rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), technologies, works of authorship, software, designs, know-how, ideas, data and other information and work products that are made, conceived, reduced to practice or obtained, in whole or in part, by Consultant, and that arise out of the Services or that are based on or otherwise reflect any Proprietary Information (as defined below) (collectively, Inventions). Consultant will promptly provide and fully disclose all Inventions to Company. All Inventions are works made for hire to the extent allowed by law and, in addition, Consultant agrees to make and does hereby make all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, confirm, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company and its officers as its agents and attorneys-in-fact (coupled with an interest), with full power of substitution, to act for and in Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

b.    Confidentiality. Consultant agrees that all Inventions and all other financial, business, legal and technical information (including, without limitation, the identity of and information relating to customers, prospects, vendors, affiliates and employees) that Consultant develops, learns or obtains in connection with the Services, or that are received by or for Company in confidence, constitute Proprietary Information. Consultant will hold in strict confidence, and exercise all reasonable precautions to prevent unauthorized access to, and not disclose or, except in performing the Services, use any Proprietary Information. However, Proprietary Information will not include information that Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination and at Company’s request at any other time, Consultant will promptly return to Company all materials and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copy of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

c.    Restrictions. As additional protection for the Proprietary Information, Consultant agrees that during the period over which it is (or is supposed to be) providing Services (i) and for 1 year thereafter, Consultant will not encourage or solicit any employee, contractor or consultant of Company to leave Company for any reason, or service or solicit the business or patronage of any of Company’s customers, suppliers or prospects for the benefit of Consultant or any other person, or divert, entice or otherwise take away from Company the business or patronage of any customer, supplier or prospect, (ii) Consultant will not (in any capacity) engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company and (iii) Consultant will not (in any capacity) assist any other person or organization in competing or preparing to compete with any business or demonstrably anticipated business of Company. Consultant understands that the restrictions set forth in this Section 2(c) are intended to protect Company’s interest in its proprietary information and established relationships and goodwill with employees and business partners, and Consultant agrees that such restrictions are reasonable and appropriate for this purpose.

d.    Moral Rights. To the extent allowed by law, Section 2(a) and any license to Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights, artist’s rights, droit moral or the like. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratification and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratification and consents from time to time as requested by Company. Consultant will obtain the foregoing ratification, consents and authorizations, for Company’s exclusive benefit, from each person who provides any Services hereunder.

e.    License. If any part of the Services or Inventions is based on, incorporates or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, modified, distributed or otherwise exploited, without using or violating any technology or intellectual property right owned by Consultant (or any third party) and not assigned hereunder (Licensed Rights), then Consultant hereby grants and agrees to grant to Company and its affiliates, successors and assigns a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable right and license to exploit and exercise all such Licensed Rights in support of Company’s exercise or exploitation of the Services, Inventions or other work performed hereunder (including any modifications, improvements and derivatives). Consultant agrees not to use or disclose any Licensed Rights for which it is not fully authorized to grant the foregoing license.

3.    WARRANTY. Consultant represents and warrants that: (a) the Services will be performed in a professional and workmanlike manner; (b) none of the Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (c) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant itself); (d) Consultant has the full right to provide Company with the assignments and rights provided for herein; and (e) Consultant will not disclose to Company or use for its benefit any trade secret or proprietary or confidential information of any third party.

4.    Term and Termination. THIS AGREEMENT COMMENCES ON THE EFFECTIVE DATE AND WILL REMAIN IN EFFECT UNTIL JULY 30, 2019 (THE “INITIAL TERMINATION DATE”), OR LONGER IF MUTUALLY AGREED BY THE PARTIES IN WRITING. IF COMPANY BREACHES A MATERIAL PROVISION OF THIS AGREEMENT, CONSULTANT MAY TERMINATE THIS AGREEMENT UPON 30 DAYS WRITTEN NOTICE, UNLESS THE BREACH IS CURED WITHIN THAT PERIOD. COMPANY MAY TERMINATE THIS AGREEMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UPON WRITTEN NOTICE. IF PRIOR TO THE INITIAL TERMINATION, (I) THE COMPANY TERMINATES WITHOUT CAUSE OR (II) THE COMPANY IS SUBJECT TO A CHANGE IN CONTROL (AS DEFINED IN SCHEDULE A), CONSULTANT SHALL VEST IN SUCH NUMBER OF SHARES SUBJECT TO THE OPTIONS WHICH HE WOULD HAVE VESTED THROUGH THE INITIAL TERMINATION DATE. SECTIONS 2 THROUGH 5 (INCLUSIVE) OF THIS AGREEMENT, AND ANY REMEDIES FOR BREACH OF THIS AGREEMENT, SHALL SURVIVE ANY TERMINATION OR EXPIRATION.

5.    General Provisions.

A.    RELATIONSHIP. NOTWITHSTANDING ANY PROVISION HEREOF, FOR ALL PURPOSES OF THIS AGREEMENT EACH PARTY SHALL BE AND ACT AS AN INDEPENDENT CONTRACTOR AND NOT AS PARTNER, JOINT VENTURER, EMPLOYER, EMPLOYEE OR AGENT OF THE OTHER AND SHALL NOT BIND NOR ATTEMPT TO BIND THE OTHER TO ANY CONTRACT. CONSULTANT IS AN INDEPENDENT CONTRACTOR AND IS SOLELY RESPONSIBLE FOR ALL TAXES, WITHHOLDINGS, AND OTHER STATUTORY OR CONTRACTUAL OBLIGATIONS OF ANY SORT, INCLUDING, BUT NOT LIMITED TO, WORKERS’ COMPENSATION INSURANCE. CONSULTANT AGREES TO DEFEND, INDEMNIFY AND HOLD COMPANY HARMLESS FROM ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, LOSSES, ATTORNEYS’ FEES AND EXPENSES ON ACCOUNT OF (A) AN ALLEGED FAILURE BY CONSULTANT TO SATISFY ANY SUCH OBLIGATIONS OR ANY OTHER OBLIGATION (UNDER THIS AGREEMENT OR OTHERWISE) OR (B) ANY OTHER ACTION OR INACTION OF CONSULTANT. IF CONSULTANT IS A CORPORATION OR OTHER ENTITY, IT WILL ENSURE THAT ITS EMPLOYEES AND AGENTS ARE BOUND IN WRITING TO CONSULTANT’S OBLIGATIONS UNDER THIS AGREEMENT.

b.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law provisions. Exclusive jurisdiction and venue for any action arising under this Agreement is in the federal and state courts located in Massachusetts, and both parties hereby consent to such jurisdiction and venue for this purpose. In any action or proceeding to enforce this Agreement, the prevailing party will be entitled to recover from the other party its costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action or proceeding and enforcing any judgment or order obtained.

c.    Remedies. Consultant acknowledges and agrees that in the event of any breach or threatened breach of Section 2 or 3, Company will suffer irreparable damage for which it will have no adequate remedy at law. Accordingly, Company shall be entitled to injunctive and other equitable remedies to prevent or restrain, temporarily or permanently, such breach or threatened breach, without the necessity of proving actual damages or posting any bond or surety, in addition to any other remedy that Company may have at law or in equity.

D.    NOTICE. ANY NOTICE REQUIRED OR PERMITTED TO BE GIVEN HEREUNDER WILL BE EFFECTIVE UPON RECEIPT AND SHALL BE GIVEN IN WRITING, IN ENGLISH AND DELIVERED IN PERSON, VIA ESTABLISHED EXPRESS COURIER SERVICE (WITH CONFIRMATION OF RECEIPT), CONFIRMED FACSIMILE OR REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE PARTIES AT THEIR RESPECTIVE ADDRESSES GIVEN HEREIN OR AT SUCH OTHER ADDRESS DESIGNATED BY WRITTEN NOTICE.

E.    ASSIGNMENT. THIS AGREEMENT AND THE PERFORMANCE CONTEMPLATED HEREUNDER ARE PERSONAL TO CONSULTANT AND CONSULTANT SHALL NOT HAVE THE RIGHT OR ABILITY TO SUBCONTRACT, DELEGATE, ASSIGN OR OTHERWISE TRANSFER ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF COMPANY. ANY ATTEMPT TO DO OTHERWISE SHALL BE VOID AND OF NO EFFECT. COMPANY MAY TRANSFER THIS AGREEMENT WITHOUT THE CONSENT OF CONSULTANT. THIS AGREEMENT WILL BE BINDING UPON, AND INURE TO THE BENEFIT OF, THE SUCCESSORS, REPRESENTATIVES AND PERMITTED ASSIGNS OF THE PARTIES.

f.    Miscellaneous. This Agreement (including any applicable Statements of Work) constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties concerning the subject matter of this Agreement (and all past dealing or industry custom). Headings are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement may be executed in one or more counterparts, each of which is an original, but taken together constituting one and the same instrument. Execution of a facsimile copy (including PDF) shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature. No change, consent or waiver to this Agreement will be effective unless in writing and signed by the party against which enforcement is sought. The failure of a party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as an instrument under seal as of the Effective Date.

CONSULTANT

By:	/s/ Todd Brady
Name:	Todd Brady
Title:	Chief Executive Officer

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Stephen Tulipano
Name:	Stephen Tulipano
Title:	Consultant

SCHEDULE A

During the term of this agreement, Consultant shall continue to vest in the following options to purchase Common Stock of the Company (collectively, the “Options”):

Grant Date	Original Type of Grant	Exercise Price	Shares originally subject to Option	Vested as of July 27, 2018	Unvested as of July 27, 2018	Vesting Schedule
03/16/2016	NSO	$4.59	19,975	16,850	3,125	(1)
03/03/2017	NSO	$5.10	220,980	82,867	138,113	(2)
03/06/2018	NSO	$8.60	125,670	15,708	109,962	(3)
06/03/2015	ISO	$7.85	10,751	7,626	3,125	(4)
03/16/2016	ISO	$4.59	10,025	1,900	8,125	(5)

(1)	Option vests with respect to 416 shares on the monthly anniversary of the grant date.
(2)	Option vests with respect to 4,604 shares on the monthly anniversary of the grant date.
(3)	Option vests with respect to 2,618 shares on the monthly anniversary of the grant date.
(4)	Option vests with respect to 224 shares on the monthly anniversary of the grant date.
(5)	Option vests with respect to 209 shares on the monthly anniversary of the grant date.

For purposes of this Agreement, “Change in Control” shall mean any of the following has occurred:

1.    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

2.    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

3.    The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

4.    Individuals who are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any award which provides for a deferral of compensation and is subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), then notwithstanding anything to the contrary contained herein or applicable option agreement the transaction with respect to such award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.